EXHIBIT 5.1

              Opinion of Malizia, Spidi, Sloane & Fisch, P.C. as to
                the validity of the Common Stock being registered


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                      MALIZIA, SPIDI, SLOANE & FISCH, P.C.
                                Attorneys at Law
                               One Franklin Square
                               1301 K Street, N.W.
                                 Suite 700 East
                             Washington, D.C. 20005
                            Telephone: (202) 434-4660
                           Telecopier: (202) 434-4661

Board of Directors
Westwood Financial Corporation
700-88 Broadway
Westwood, New Jersey  07675

      RE:   Westwood Financial Corporation
            Registration Statement on Form S-8:
            ----------------------------------

Gentlemen:

      We have acted as special counsel to Westwood Financial Corporation, a New Jersey corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the "Registration Statement") under the Securities Act of 1933, as amended, relating to 39,224 shares of common stock, par value $0.10 per share (the "Common Stock") of the Company which may be issued upon the exercise of options (the "Options") granted or which may be granted under the Westwood Financial Corporation 1993 Stock Option Plan -- Plan A and -- Plan B (collectively, the "Option Plans"), as more fully described in the Registration Statement. You have requested the opinion of this firm with respect to certain legal aspects of the issuance of Common Stock pursuant to the Option Plans.

      We have examined such documents, records and matters of law as we have deemed necessary for purposes of this opinion and based thereon, we are of the opinion that the Common Stock when issued pursuant to the stock awards or exercise of options granted under and in accordance with the terms of the Option Plans will be duly and validly issued, fully paid and nonassessable.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-8 and to references to our firm included under the caption "Legal Opinion" in the Prospectus which is a part of the Registration Statement.

                                   Sincerely,




                                   /s/Malizia, Spidi, Sloane & Fisch
                                   Malizia, Spidi, Sloane & Fisch, P.C.

Washington, D.C.
October 11, 1996